Exhibit 99.1

Altra Holdings, Inc. Announces Name Change to Altra Industrial Motion Corp.

BRAINTREE, Mass., Nov. 25, 2013 (GLOBE NEWSWIRE) — Altra Holdings, Inc. (NASDAQ: AIMC), a leading global supplier of electromechanical power transmission and motion control products, today announced that the Company has changed its name to Altra Industrial Motion Corp. The name change became effective as of 11:59 p.m. Eastern Standard Time on November 22, 2013. The Company’s common stock will continue to be listed on the NASDAQ and trade under its current ticker symbol: “AIMC.”

Carl Christenson, Altra’s President and CEO stated, “The name change to Altra Industrial Motion Corp. reflects our strength as an operating company focused on adding value to our industry-leading brands. We will continue to drive improvement by executing our Operational Excellence program, supporting organic growth initiatives and identifying strategic acquisitions.”

Additionally, to facilitate the name change above, the wholly-owned subsidiary Altra Industrial Motion, Inc. has changed its name to Altra Power Transmission, Inc.

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp. is a leading global designer, producer and marketer of a wide range of electromechanical power transmission products. The Company brings together strong brands covering over 40 product lines with production facilities in eight countries. Our leading brands include Boston Gear, Warner Electric, TB Wood’s, Bauer Gear Motor, Formsprag Clutch, Wichita Clutch, Ameridrives Couplings, Kilian Manufacturing, Marland Clutch, Nuttall Gear, Stieber Clutch, Twiflex Limited, Bibby Transmissions, Matrix International, Inertia Dynamics, Huco-Dynatork, Lamiflex Couplings and Warner Linear.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management’s current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those relating to the ability of the Company to execute the Operational Excellence program, organic growth opportunities, and the Company’s acquisition strategy.

In addition to the risks and uncertainties noted in this release, there are factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) changes in pension and retirement liabilities, (14) risks associated with compliance with environmental laws, (15) the ability to successfully identify, execute, manage and integrate key acquisitions and mergers, (16) failure to obtain or protect intellectual property rights, (17) risks associated with impairment of goodwill or intangibles assets, (18) failure of operating equipment or information technology infrastructure, (19) risks associated with our debt leverage and operating covenants under our debt instruments, (20) risks associated with restrictions contained in our Convertible Notes and Credit Facility, (21) risks associated with compliance with tax laws, (22) risks associated with the global recession and volatility and disruption in the global financial markets, (23) risks associated with implementation of our new ERP system, (24) risks associated with the Bauer and Lamiflex acquisitions and integration and other acquisitions, (25) risks associated with the Company’s investment in a new manufacturing facility in China, and (26) other risks, uncertainties and other factors described in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion, Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E

CONTACT: Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

(781) 917-0541

christian.storch@altramotion.com

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